                                                                    Exhibit 99.1

(INTERNET CAPITAL GROUP LOGO)

FOR IMMEDIATE RELEASE

Investor inquiries:                              Media inquiries:
Karen Greene                                     Michelle Strykowski
Internet Capital Group                           Internet Capital Group
Investor Relations                               Media Relations
610-230-4300                                     610-230-4330
IR@internetcapital.com                           mstrykowski@internetcapital.com


   INTERNET CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2003
             Private Core Companies Continue to Make Steady Progress

--------------------------------------------------------------------------------

Wayne, Pa - August 7, 2003 - Internet Capital Group, Inc. (Nasdaq: ICGE) today reported its results for the second quarter ended June 30, 2003.

"Our private Core companies continue to make progress in a challenging market as evidenced by the fact that companies like NBC, DuPont and Gap continue to select and to leverage the solutions our partner companies are providing to increase efficiencies and reduce costs within their organizations," said Walter Buckley, ICG's chairman and CEO.

ICG FINANCIAL RESULTS

The Company reported a net loss for the quarter of $(26) million, or $(0.09) per share versus a net loss of $(13) million, or $(0.05) per share, for the corresponding 2002 period. The 2003 period was negatively impacted by $7 million in impairment and restructuring charges. The 2002 period was positively impacted by $63 million in gains associated with the repurchase of convertible notes, offset by $34 million in impairment and restructuring charges. ICG reported consolidated GAAP revenue of $24 million for the quarter versus $26 million for the comparable 2002 period.

For the six month period ended June 30, 2003, ICG reported a net loss of $(44) million, or $(0.16) per share versus a net loss of $(75) million, or $(0.27) per share for the corresponding 2002 period. ICG reported consolidated GAAP revenue of $49 million for the six months ended June 30, 2003 versus $50 million for the corresponding 2002 period.

PRIVATE CORE COMPANY RESULTS

In an effort to illustrate macro trends within its private Core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the revenue and EBITDA for these companies. ICG does not own its Core companies in their entirety and, therefore, this information should be considered in this context. Total revenue and EBITDA, in this context, represents certain of the financial measures used by the Company's management to evaluate the performance for Core companies. EBITDA consists of earnings/(losses) before interest, tax, depreciation and amortization; stock-based compensation, other non-cash and non-recurring items have also been excluded. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private Core companies' current and future prospects in the same manner as the Company's management. A reconciliation to the most comparable GAAP measure is included as an attachment to this release.

                                     -more-

ICG Announces Second Quarter 2003 Results

"This quarter, the private Core group reported revenue growth and EBITDA improvement, illustrating progress against our primary corporate goal of driving growth and profitability at our Core companies," added Buckley.

Total revenue for ICG's private Core companies was $92 million for the quarter, or a 6% increase over total revenue of $87 million during the first quarter of 2003, and a 7% increase over the second quarter of 2002 revenue of $86 million.

For the quarter, ICG's private Core companies also reported a total $(14) million net loss as compared with a $(18) million net loss in the first quarter of 2003 and a $(36) million net loss in the second quarter of 2002.

ICG's private Core companies also reported a total $(3) million EBITDA loss for the quarter, excluding non-cash and non-recurring items, as compared with $(8) million EBITDA loss in the first quarter of 2003 and a $(16) million EBITDA loss in the second quarter of 2002.

Since last quarter, ICG's average primary ownership in its private Core companies decreased from 48% to 44%, due primarily to funding of eCredit.com by new investors.

CAPITAL ALLOCATION

As of June 30, 2003, cash on an ICG corporate basis totaled $65 million. The $19 million decrease from March 31, 2003 is comprised primarily of $10 million in fundings to existing partner companies, $7.5 million in interest and other net costs. As of August 6, 2003 ICG's cash totaled $60 million on a corporate basis.

ICG will host a webcast at 10:00am ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investors/presentations and click on the link for the second quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-211-0292. The international dial in number is 706-679-0702. The pass code to the call is "Second Quarter Earnings."

For those unable to participate in the conference call, a replay will be available beginning August 7, 2003 at 1:00pm until August 14, 2003 at 11:59pm. To access the replay dial 800-642-1687 (domestic) or 706-645-9291
(international). The access code is 1823313. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investors/presentations.

ABOUT INTERNET CAPITAL GROUP

Internet Capital Group, Inc. (http://www.internetcapital.com) is an information technology company actively engaged in delivering software solutions and services designed to enhance business operations by increasing efficiency, reducing costs and improving sales results. ICG operates through a network of partner companies that deliver these solutions to customers. To help drive partner company progress, ICG provides operational assistance, capital support, industry expertise, access to operational best practices, and a strategic network of business relationships. Internet Capital Group is headquartered in Wayne, Pa.

                                     -### -

  SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, debt obligations, additional financing requirements, the effect of economic conditions generally and in the e-commerce and information technology markets specifically, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

                          INTERNET CAPITAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                Three Months Ended             Six Months Ended
                                                                                      June 30,                     June 30,
                                                                             ------------------------      ------------------------
                                                                                2003           2002          2003            2002
                                                                             ---------      ---------      ---------      ---------
Revenue                                                                      $  24,002      $  25,585      $  48,941      $  50,404

Operating Expenses
   Cost of revenue                                                              14,579         17,267         30,007         35,608
   Selling, general and administrative                                          15,505         22,868         34,354         47,581
   Research and development                                                      3,833          6,931          9,294         13,419
   Amortization of intangibles                                                   2,002          3,131          4,176          6,231
   Impairment related and other                                                  2,993          7,274          2,179          8,764
                                                                             ---------      ---------      ---------      ---------
     Total operating expenses                                                   38,912         57,471         80,010        111,603
                                                                             ---------      ---------      ---------      ---------
                                                                               (14,910)       (31,886)       (31,069)       (61,199)
Other income (loss), net                                                        (2,413)        58,230          3,361         52,310
Interest income                                                                    372            962            814          2,360
Interest expense                                                                (4,622)        (6,255)        (9,290)       (13,812)
                                                                             ---------      ---------      ---------      ---------
Loss before minority interest and equity loss                                  (21,573)        21,051        (36,184)       (20,341)

Minority interest                                                                1,044          5,560          2,478         11,277
Equity loss                                                                     (5,142)       (34,666)       (10,067)       (55,273)
                                                                             ---------      ---------      ---------      ---------
Loss before discontinued operations                                            (25,671)        (8,055)       (43,773)       (64,337)
Loss on discontinued operations                                                     --         (5,084)            --        (10,450)
                                                                             ---------      ---------      ---------      ---------
Net loss
                                                                             $ (25,671)     $ (13,139)       (43,773)     $ (74,787)
                                                                             =========      =========      =========      =========

Basic and diluted loss per share:

Loss before discontinued operations                                          $   (0.09)     $   (0.03)     $   (0.16)     $   (0.23)
Discontinued operations                                                             --          (0.02)            --          (0.04)
                                                                             ---------      ---------      ---------      ---------
                                                                             $   (0.09)     $   (0.05)     $   (0.16)     $   (0.27)
                                                                             =========      =========      =========      =========

Shares used in computation of basic and diluted loss per share                 270,525        281,534        270,068        280,405
                                                                             =========      =========      =========      =========

                          INTERNET CAPITAL GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             June 30,   December 31,
                                                              2003          2002
                                                            ---------   ------------
ASSETS
       Cash, cash equivalents and short-term investments    $  96,044     $ 136,844
       Other current assets                                    33,070        39,387
                                                            ---------     ---------
            Total current assets                              129,114       176,231
       Assets of discontinued operations                        4,105         5,746
       Ownership interests in and
         advances to Partner Companies                         63,122        71,732
       Goodwill                                                56,469        60,584
       Available-for-sale securities                               51        10,228
       Other assets                                            29,603        41,725
                                                            ---------     ---------
            Total Assets                                    $ 282,464     $ 366,246
                                                            =========     =========



LIABILITIES AND STOCKHOLDERS' DEFICIT
       Current liabilities                                  $  84,657     $ 102,663
       Liabilities of discontinued operations                   4,105         5,296
       Minority interest and other liabilities                 15,758        26,819
       Convertible subordinated notes                         271,114       283,114
                                                            ---------     ---------
            Total Liabilities                                 375,634       417,892
       Stockholders' deficit                                  (93,170)      (51,646)
                                                            ---------     ---------
            Total Liabilities and Stockholders' Deficit     $ 282,464     $ 366,246
                                                            =========     =========

                          INTERNET CAPITAL GROUP, INC.
   RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP CONSOLIDATED RESULTS
                                 ($ IN MILLIONS)

                                                               1Q 02       2Q 02          3Q 02       4Q 02       1Q 03       2Q 03
                                                               -----       -----          -----       -----       -----       -----
REVENUE
TOTAL PRIVATE CORE COMPANY REVENUE(1)                           $ 80        $ 86           $ 90        $ 95        $ 87        $ 92
     NON-CONSOLIDATED PARTNER COMPANIES                          (55)        (60)           (63)        (64)        (62)        (68)
                                                                ----        ----           ----        ----        ----        ----
CONSOLIDATED REVENUE                                            $ 25        $ 26           $ 27        $ 31        $ 25        $ 24
                                                                ====        ====           ====        ====        ====        ====



LOSS
TOTAL PRIVATE CORE COMPANY EBITDA LOSS(1) (2)                   $(21)       $(16)          $ (6)       $ --        $ (8)       $ (3)
      INTEREST, TAXES, DEPRECIATION, AMORTIZATION, STOCK

      BASED COMPENSATION AND NON-RECURRING ITEMS                 (45)        (20)(3)        (11)        (15)        (10)        (11)
                                                                ----        ----           ----        ----        ----        ----
TOTAL PRIVATE CORE COMPANY NET LOSS                             $(66)       $(36)          $(17)       $(15)       $(18)       $(14)
      AMOUNT ATTRIBUTABLE TO OTHER SHAREHOLDERS                  (47)        (17)            (4)         (8)         (7)         (6)
                                                                ----        ----           ----        ----        ----        ----
ICG'S SHARE OF  NET LOSS OF PRIVATE CORE COMPANIES              $(19)       $(19)          $(13)       $ (7)       $(11)       $ (8)
ICG'S SHARE OF NET LOSS OF PUBLIC CORE COMPANIES                  (3)        (19)(3)         --          (1)         (2)         (2)
ICG'S SHARE OF NET LOSS OF EMERGING AND DISPOSED COMPANIES       (14)         (3)            (4)          3          (1)         --
DISCONTINUED OPERATIONS                                           (5)         (5)            (5)          6          --          --
CORPORATE EXPENSES AND INTEREST EXPENSE, NET                     (14)        (13)           (10)        (17)         (9)         (9)
OTHER INCOME (LOSS) AND IMPAIRMENTS                               (7)         46             45         (24)          5          (7)
                                                                ----        ----           ----        ----        ----        ----
CONSOLIDATED NET INCOME (LOSS)                                  $(62)       $(13)          $ 13        $(40)       $(18)       $(26)
                                                                ====        ====           ====        ====        ====        ====


(1) Total Private Core Company figures are based on the financial statements prepared by each partner company and, in some cases, adjustments and estimates by Internet Capital Group. In addition, these figures are preliminary in nature, are subject to change and may differ from previously reported figures as a result of, among other things, changes in the composition of the private core group of companies, changes to reported figures by each partner company for any necessary corrections, changes resulting from differing interpretations of accounting principles upon review by the Securities and Exchange Commission, or changes in accounting literature.

(2) EBITDA consists of earnings/(losses) before interest, tax, depreciation and amortization; stock based compensation, other non-cash, and non-recurring items have also been excluded. EBITDA is a commonly used metric and presented here to enhance understanding of our partner company operating results. EBITDA does not measure financial performance under GAAP and other companies may present similarly titled measures that are calculated differently. EBITDA is not an alternative to operating or net income/(loss), as determined in accordance with GAAP, as an indicator of performance, nor is it an alternative to cash flow from operations as determined in accordance with GAAP, as a measure of liquidity.

(3) Includes our share of our consolidated and equity method companies' impairment and restructuring charges totaling approximately $17 million.

INTERNET CAPITAL GROUP, INC.

JUNE 30, 2003

DESCRIPTION OF TERMS FOR CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS

EFFECT OF VARIOUS ACCOUNTING METHODS ON OUR RESULTS OF OPERATIONS

The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

CONSOLIDATION. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. As of June 30, 2003, the Company accounted for 3 of its partner companies under this method.

EQUITY METHOD. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the

Consolidated Statements of Operations. As of June 30, 2003, the Company accounted for 17 of its partner companies under this method.

COST METHOD. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. As of June 30, 2003, the Company accounted for 13 of its partner companies under this method.

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS

ICG'S SHARE OF NET LOSS OF CORE, EMERGING AND DISPOSED PARTNER COMPANIES

Represents ICG's share of the net loss of Core, Emerging and disposed Partner Companies accounted for under the consolidated and equity method of accounting.


DISCONTINUED OPERATIONS

During the three months ended December 31, 2002, two of the Company's consolidated Partner Companies, Delphion and Logistics, disposed of substantially all of their assets. Accordingly, the operating results of these two discontinued operations have been presented separately from continuing operations.

CORPORATE EXPENSES, OTHER INCOME (LOSS) AND IMPAIRMENTS

General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements.

This caption also includes cash and non-cash severance and other charges related to the restructuring of Internet Capital Group's operations to better align our general and administrative expenses with the reduction in the number of Partner Companies.

Other income (loss), net for the three months ended June 30, 2003 consists primarily of Partner Company losses and impairments of $3.5 million offset by gains on Partner Company dispositions of $1.0 million and gains on marketable securities of $0.3 million. Other income (loss), net for the three months ended June 30, 2002 consists primarily of a gain on debt extinguishment of $63.2 million and gain on a Partner Company distribution of $4.5 million offset by $9.9 million of Partner Company impairments.

                          INTERNET CAPITAL GROUP, INC.
              SCHEDULE OF OWNERSHIP INTERESTS IN PARTNER COMPANIES
                                JUNE 30, 2003 (1)

CORE PARTNER COMPANIES                                                                        PRIMARY OWNERSHIP
----------------------                                                                        -----------------
 PUBLIC CORE
  eMerge Interactive, Inc. (Nasdaq: EMRG)                                                            18%
  Universal Access Global Holdings Inc. (Nasdaq: UAXS)                                               22%
  Verticalnet, Inc.  (Nasdaq: VERT)                                                                  22%

 PRIVATE CORE
  Blackboard, Inc.                                                                                   15%
  CommerceQuest, Inc.                                                                                80%
  CreditTrade Inc.                                                                                   30%
  eCredit.com, Inc.                                                                                  42%
  Freeborders, Inc.                                                                                  48%
  GoIndustry AG                                                                                      31%
  ICG Commerce Holdings, Inc.                                                                        75%
  Investor Force Holdings, Inc.                                                                      38%
  iSky, Inc.                                                                                         25%
  LinkShare Corporation                                                                              40%
  Marketron International, Inc.                                                                      40%
  OneCoast Network Holdings, Inc.                                                                    97%
  StarCite, Inc.                                                                                     22%
  Syncra Systems, Inc.                                                                               31%



EMERGING PARTNER COMPANIES                                                                    PRIMARY OWNERSHIP
--------------------------                                                                    -----------------
  Agribuys, Inc.                                                                                     27%
  Anthem/CIC Ventures Fund LP                                                                         9%
  Arbinet-thexchange Inc.                                                                             2%
  Captive Capital Corporation                                                                         5%
  Citadon, Inc.                                                                                       2%
  ClearCommerce Corporation                                                                          11%
  ComputerJobs.com, Inc.                                                                             46%
  Co-nect Inc.                                                                                       36%
  Emptoris, Inc.                                                                                     11%
  Entegrity Solutions Corporation                                                                     2%
  FuelSpot.com, Inc.                                                                                  9%
  Jamcracker, Inc.                                                                                    2%
  Mobility Technologies, Inc.                                                                         3%
  Onvia.com, Inc.   (Nasdaq: ONVI)                                                                   22%
  Tibersoft Corporation                                                                               5%

(1) This schedule excludes OnMedica Group Limited, which was included as a Partner Company at June 30, 2003 but was subsequently sold. In addition, Universal Access Global Holdings Inc. closed a $16mm equity investment in July which diluted our primary ownership to approximately 9% and Verticalnet Inc. completed a debt repurchase on July 31, 2003, which diluted our ownership to approximately 16%.